UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 20, 2006

DAUPHIN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

33-4537-D	87-0455038
(Commission File Number)	(IRS Employer Identification No.)

1014 East Algonquin Road, Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

847-303-6566

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 20, 2006, the registrant, Dauphin Technology, Inc. (“Dauphin”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Dauphin, GeoVax, Inc. (“GeoVax”), a privately-held Georgia corporation, and GeoVax Acquisition, Inc. (“Merger Sub”), a Georgia corporation which is a wholly-owned subsidiary of Dauphin.

GeoVax is a development stage biotechnology company established to develop, license and commercialize the manufacture and sale of human vaccines for diseases caused by Human Immunodeficiency Virus (“HIV”) and other infectious agents. GeoVax was incorporated in Georgia on June 27, 2001. Dauphin has been inactive since 2003 and its business plan has been to acquire another operating company in a reverse merger transaction.

Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Merger Sub will be merged with and into GeoVax, and GeoVax will survive as a wholly-owned subsidiary of Dauphin. In addition, pursuant to the terms and conditions of the Merger Agreement:

•	All of the shares of GeoVax issued and outstanding immediately prior to the closing of the Merger will be converted into an aggregate of 490,332,879 shares of Dauphin common stock.

•
Immediately after closing of the Merger, there will be approximately 733,332,879 shares of Dauphin common stock issued and outstanding, of which approximately 67% will be held by the former shareholders of GeoVax.

•
Each outstanding option or warrant to acquire GeoVax capital stock will, upon closing of the Merger, be assumed by Dauphin and will thereafter be exercisable for shares of Dauphin common stock pursuant to their respective terms and conditions. If all of such warrants and options are exercised, of which there can be no assurance, an additional 39,678,736 shares of Dauphin common stock will be issued in connection with such exercise.

•
As a condition to the closing of the Merger, Dauphin must (i) have net cash assets of not less than $13,000,000 and substantially no liabilities; (ii) have all of its Series A Preferred Stock converted into common stock; (iii) be current in its Securities and Exchange Commission reports and filings; (iv) have not more than 243,000,000 shares issued and outstanding (not including shares issued in the Merger); (v) amend its articles of incorporation to change its name to GeoVax Labs, Inc.; (vi) amend its articles of incorporation to increase the number of shares of its common stock authorized from 100,000,000 to 850,000,000; and (vii) adopt an employee stock incentive plan for use following the closing of the Merger consisting of the right to issue up to 50,000,000 shares of Dauphin common stock under the plan.

•	The composition of Dauphin’s (which will then be known as GeoVax Labs, Inc.) board of directors will be determined prior to the closing of the Merger.

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•
The Merger Agreement contains customary representations and warranties, pre-closing covenants, and closing conditions, including approval of the Merger and related transactions by GeoVax’s shareholders and by Dauphin’s shareholders. In an effort to reduce the expenses and time associated with the calling and holding of a special meeting of shareholders, Dauphin anticipates that in lieu of holding a special meeting of shareholders, it will obtain written consent of the Merger and related transaction from a limited number of shareholders that own a majority of the issued and outstanding voting securities of Dauphin. After such consent is obtained, Dauphin will distribute an Information Statement concerning the Merger to its remaining shareholders.

As of the date of the Merger Agreement and currently, there were no material relationships between Dauphin, or its affiliates, and GeoVax, other than as contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. Also attached as an exhibit to this Form 8-K is a copy of a Press Release issued by Dauphin on January 20, 2006, announcing the signing of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

C - Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2006	DAUPHIN TECHNOLOGY, INC.

By: /s/ Andrew J. Kandalepas
President/Chairman of the Board

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